                                                          EXHIBIT 21

                                                        SUBSIDIARIES OF
                                                  THE FIRST BANCSHARES, INC.

                                           The First, A National Banking Association
                                          (A National chartered banking corporation)

                                            The First Bancshares Statutory Trust 1
                                                 (Connecticut statutory trust)

                                            The First Bancshares Statutory Trust 2
                                                  (Delaware statutory trust)